FIRST AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT
                            OF LIMITED PARTNERSHIP OF
                          CATOOSA SENIOR VILLAGE, L.P.

         This First Amendment to the Amended and Restated Agreement of Limited Partnership of Catoosa Senior Village, L.P., a Georgia limited partnership (the "First Amendment") is being entered into as of the date written below by and between BC Holdings, LLC, as the general partner (the "General Partner") and Tift County Residential Housing Corporation as the non-profit general partner (collectively, the "General Partner"), WNC Holding, LLC, a California limited liability company, as the limited partner (the "Limited Partner") and WNC Housing, L.P., a California limited partnership as the special limited partner (the "Special Limited Partner"). The General Partner, Limited Partner and Special Limited Partner may collectively be referred to as the Partners or may individually be referred to as a Partner.

                                    RECITALS

         WHEREAS, on April 13, 2000, Catoosa Senior Village, L.P., a Georgia Limited Partnership (the "Partnership") recorded a certificate of limited partnership with the Georgia Secretary of State.

         WHEREAS, on April 13, 2000, a partnership agreement was entered into by and between the General Partner and Jerry. W. Braden as the original limited partner (the "Original Partnership Agreement").

         WHEREAS, on October 25, 2001, the Original Partnership Agreement was amended and restated to provide, in part, for the withdrawal of the original limited partners and for the admission of the Limited Partner and the Special Limited Partner (the "Amended and Restated Partnership Agreement"). Any capitalized terms not defined in this First Amendment shall have the meaning ascribed in the Amended and Restated Partnership Agreement.

         NOW THEREFORE, in consideration of the foregoing Recitals, which are a part of this Amendment, and the mutual promises, covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners do hereby agree to amend, in part, the Amended and Restated Partnership Agreement as follows:

Sections 1.29, 1.30 and 1.31 are amended in their entirety to provide as follows:

         Section 1.29 "Construction Inspector" shall mean EMG and/or Newbanks, Inc., or any successor thereto with the Consent of the Special Limited Partner. The Construction Inspector shall make regular inspections of the construction site, but in no event less than once a month, to confirm that construction of the Improvements is in conformance with the Plans and Specifications. The Construction Inspector will sign-off on all draw requests made by the Contractor and provide the documents specified in Section 14.3(a) of this Agreement. The Partnership shall budget for, and pay the cost of, the Construction Inspector. If there is, at any time, an identity of interest between the Partnership and


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the Construction Inspector, or between the Contractor and the Construction
Inspector, then the General Partner will immediately relieve the Construction Inspector of any inspecting duties. The General Partner shall dismiss the Construction Inspector for cause if the Construction Inspector fails to detect, or fails to notify the General Partner and Special Limited Partner within five business days of a draw request, that: (a) the Construction Budget is not In-Balance; (b) a change order; (c) any modification to the Plans and Specifications; or (d) any modification to a construction line item from the approved Construction Budget as specified in the Development, Construction and Operating Budget Agreement entered into as of even date herewith.

         Section 1.30 "Construction Lender" shall mean Georgia Housing and Finance Athority ("GHFA") or any successor thereto.

         Section 1.31 "Construction Loan" shall mean the construction phase of the loan obtained from GHFA in the principal amount of $2,382,000 at an interest rate equal to zero percent (0%) for a term of 20 months to provide funds for the construction and development of the Apartment Housing. At the conclusion of the Construction Loan term, the Construction Loan will convert to a Mortgage Loan. Where the context admits, the term "Construction Loan" shall include any deed, deed of trust, note, security agreement, assumption agreement or other instrument executed by, or on behalf of, the Partnership or General Partner in connection with the Construction Loan.

Section 1.36 is amended in its entirety to provide as follows:

         Section 1.36 "Developer" shall mean Jerry W. Braden and Tift County Residential Housing Corporation.

Sections 1.62 and 1.63 are amended in their entirety to provide as follows:

         Section 1.62 "Mortgage" or "Mortgage Loan" shall mean the permanent nonrecourse financing wherein the Partnership promises to pay: (a) GHFA, or its successor or assignee, the principal sum of $2,382,000, which loan amount shall convert to a Mortgage Loan from the Construction Loan, plus interest on the principal at 1% per annum over a term of 20 years with fixed debt service payments according to the schedule attached hereto as Exhibit "J." Where the context admits, the term "Mortgage" or "Mortgage Loan" shall include any mortgage, deed, deed of trust, note, regulatory agreement, security agreement, assumption agreement or other instrument executed in connection with the Mortgage which is binding on the Partnership; and in case any Mortgage is replaced or supplemented by any subsequent mortgage or mortgages, the Mortgage shall refer to any such subsequent mortgage or mortgages. Prior to closing the Mortgage, the General Partner shall provide to the Special Limited Partner a draft of the Mortgage documents for review and approval.

         Section 1.63 "Mortgage Lender" shall mean the Georgia Housing and Finance Authority ("GHFA").


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


Sections 1.77 is  amended in its entirety to provide as follows:

         Section 1.77 "Permanent Mortgage Commencement" shall mean the first date on which amortization of the Mortgage shall have commenced.

Sections 1.81, 1.82 and 1.83 are amended in their entirety to provide as follows:

        Section 1.81 "Projected Annual Georgia Credits" shall mean Georgia Credits in the amount of $94,301 for 2003, $255,168 for 2004, $266,263 for each of the years 2005 through 2012, and $183,056 for 2013, which the General Partner has projected to be the total amount of Georgia Credits which will be allocated to the Limited Partner by the Partnership, constituting 99.98% of the aggregate amount of Georgia Credits of $2,663,160 to be available to the Partnership.

        Section 1.82 "Projected Annual LIHTC" shall mean LIHTC in the amount of $94,301 for 2003, $255,168 for 2004, $266,263 for each of the years 2005 through 2012, and $183,056 for 2013, which the General Partner has projected to be the total amount of LIHTC which will be allocated to the Limited Partner by the Partnership, constituting 99.98% of the aggregate amount of LIHTC of $2,663,160 to be available to the Partnership.

        Section 1.83 "Projected Annual Tax Credits" shall mean LIHTC and Georgia Credits in the amount of $188,602 ($94,301 each of LIHTC and Georgia Credits) for 2003, $510,336 ($255,168 each of LIHTC and Georgia Credits) for 2004, $532,526 ($266,263 each of LIHTC and Georgia Credits) for each of the years 2005 through 2012, and $366,112 ($183,056 each of LIHTC and Georgia
Credits) for 2013, which the General Partner has projected to be the total amount of LIHTC and Georgia Credits which will be allocated to the Limited Partner by the Partnership, constituting 99.98% of the aggregate amount of Tax Credits of $5,326,320 ($2,663,160 each of LIHTC Amount and Georgia Credits) to be available to the Partnership.

Section 6.2 is amended in its entirety to provide as follows:

        Section 6.2  Construction Obligations.

                  (a) The General Partner hereby guarantees lien free Completion of Construction of the Apartment Housing on or before May 1, 2003 ("Completion Date") at a total development cost of not more than $4,912,000 ("Development Budget"), which includes all hard and soft costs incident to the acquisition, development and construction of the Apartment Housing in accordance with the Construction Budget, the Construction Contract, and the Project Documents. At any time during construction and prior to Permanent Mortgage Commencement, if the Special Limited Partner ascertains that the Development Budget exceeds the sum of the Capital Contributions and the Mortgage amount then the General Partner shall be responsible for and shall be obligated to pay the difference thereof within thirty days of receiving written notice from the Special Limited Partner except as otherwise provided for in this Agreement. Any advances by the General Partner pursuant to the previous sentence shall not be repayable, shall not change the Interest of any Partner in the Partnership and shall be


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considered a guaranteed payment to the Partnership for cost overruns. Upon such notice from the Special Limited Partner, the General Partner shall advance the requested funds into the Construction Lender's construction account.

Section 7.2 is amended in its entirety to provide as follows:

         Section 7.2  Capital Contribution of Limited Partner.

         The Limited Partner shall make a Capital Contribution in the amount of $2,529,549 (representing $1,996,970 for the LIHTC and $532,579 for the Georgia Credits), as may be adjusted in accordance with Section 7.4 of this Agreement, in cash on the dates and subject to the conditions hereinafter set forth.

         (a) $514,800 (representing $406,570 for the LIHTC and $108,230 for the Georgia Credits) shall be payable upon the Limited Partner's receipt and approval of the following documents:

                (1) a legal opinion in a form substantially similar to the form of opinion attached hereto as Exhibit "B" and incorporated herein by this reference;

                (2) a fully executed Certification and Agreement in the form attached hereto as Exhibit "C" and incorporated herein by this reference;

                (3) a copy of a title commitment, (in a form and substance satisfactory to the Special Limited Partner) constituting an agreement by such title company to issue the Title Policy within fifteen working days. The title commitment will show the Apartment Housing to be free from liens except the Construction Loan and free from other exceptions not previously approved by the Special Limited Partner.

         (b) $130,000 (representing $102,635 for the LIHTC and $27,365 for the Georgia Credits), less an amount equal to the Bridge Fee, if applicable, and the Limited Partner's receipt and approval of the following documents:

                (1) a copy of the recorded grant deed (warranty deed);

                (2) fully executed Construction Loan documents;

                (3) the construction draw disbursement procedure;

                (4) Insurance required during construction;

                (5) A legal opinion is form acceptable to the Special Limited Partner stating that, with the exception of the construction phase of the Mortgage Loan described at section 1.62(a) (which phase is described at Section 1.31 as the Construction Loan), neither the General Partner(s) of the Partnership nor the Limited Partner nor the Special Limited Partner will have any liability for the Mortgage represented thereby, and the Mortgage Lender will look only to its security in the Apartment Housing for repayment of the Mortgage Loan;

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

                (6) all additional documents identified in the list attached hereto as Exhibit "I"; and

                (7) any documents previously not provided to the Limited Partner but required pursuant to this Section 7.2 and 14.3(a) and (b).

         (c) $300,000 (representing $236,850 for the LIHTC and $63,150 for the Georgia Credits) shall be payable on or after June 1, 2002 in monthly installments upon the Special Limited Partner's receipt and approval of the construction draws pursuant to the Partnership's construction draw disbursement procedure:

                (1) the construction documents required pursuant to Section 14.3(a) of this Agreement, if not previously provided to the Limited Partner;

                (2) any documents previously not provided to the Limited Partner but required pursuant to this Section 7.2 and Sections 14.3(a) and (b); and

                (3) a determination by the Special Limited Partner that construction financing is In-Balance;

         (d) $801,647 (representing $632,900 for the LIHTC and $168,747 for the Georgia Credits) shall be payable on or after July 1, 2002 in monthly installments upon the Special Limited Partner's receipt and approval of the construction draws pursuant to the Partnership's construction draw disbursement procedure:

                (1) the construction documents required pursuant to Section 14.3(a) of this Agreement, if not previously provided to the Limited Partner;

                (2) any documents previously not provided to the Limited Partner but required pursuant to this Section 7.2 and Sections 14.3(a) and (b); and

                (3) a determination by the Special Limited Partner that construction financing is In-Balance;

         (e) $252,974 (representing $199,723 for the LIHTC and $53,251 for the Georgia Credits) shall be payable in monthly installments upon the Special Limited Partner's receipt and approval of the construction draws pursuant to the Partnership's construction draw disbursement procedure:

                (1) the Construction Inspector's certification of ninety percent completion of the total construction;

                (2) the construction documents required pursuant to Section 14.3(a) of this Agreement, if not previously provided to the Limited Partner;

                (3) any documents previously not provided to the Limited Partner but required pursuant to this Section 7.2 and Sections 14.3(a) and (b); and


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

                (4) a determination by the Special Limited Partner that construction financing is In-Balance;

         (f) $91,053 (representing $71,886 for the LIHTC and $19,167 for the Georgia Credits) shall be payable upon the Limited Partner's receipt and approval of the following documents:

                (1) a certificate of occupancy (or equivalent evidence of local occupancy approval if a permanent certificate is not available) on all the apartment units in the Apartment Housing;

                (2) a completion certification in a form substantially similar to the form attached hereto as Exhibit "D" and incorporated herein by this reference, indicating that the Improvements have been completed in accordance with the Project Documents;

                (3) a letter from the Contractor in a form substantially similar to the form attached hereto as Exhibit "F" and incorporated herein by this reference stating that all amounts payable to the Contractor have been paid in full and that the Partnership is not in violation of the Construction Contract;

                (4) a construction closeout binder, which shall include, but is not limited to, as-built drawings, all operating manuals, and all manufacturers' warranty agreements. In addition, the Contractor shall provide the Partnership a one-year warranty on all parts, materials and work-quality;

                (5) Insurance required during operations;

                (6) an endorsement to the Title Policy dated no more than ten days prior to the scheduled Capital Contribution providing an as-built ALTA survey and confirming that there are no liens, claims or rights to a lien or judgments filed against the property or the Apartment Housing during the time period since the issuance of the Title Policy referenced above in Section 7.2(a);

                (7) Completion of Construction;

                (8) the current rent roll evidencing a minimum 90% occupancy by Qualified Tenants for 90 consecutive days immediately prior to funding;

                (9) copies of all initial tenant files including completed applications, completed questionnaires or checklist of income and assets, documentation of third party verification of income and assets, and income certification forms (LIHTC specific) collected by the Management Agent, or General Partner, verifying each tenant's eligibility pursuant to the Minimum Set-Aside Test;

                (10) copies of the executed lease agreement with the tenants;
and

                (11) executed documentation from the Construction Lender converting the Construction Loan to the Mortgage Loan;


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

         (g) $439,075 (representing $346,406 for the LIHTC and $92,669 for the Georgia Credits) shall be payable upon the Limited Partner's receipt and approval of the following documents:

                (1) a copy of the declaration of restrictive covenants/extended use agreement entered into between the Partnership and the State Tax Credit Agency;

                (2) an audited construction cost certification (which includes an itemized cost breakdown and sufficient information to determine compliance with applicable Internal Revenue Service and Treasury Department guidance);

                (3) the Accountant's final Tax Credit certification in a form substantially similar to the form attached hereto as Exhibit "E" and incorporated herein by this reference;

                (4) Debt Service Coverage of 1.10 for 90 consecutive days immediately prior to funding;

                (5) Internal Revenue Code Form 8609, or any successor form, and the Partnership's tax return for the first year in which the Tax Credits are claimed; and

                (6) any documents previously not provided to the Limited Partner but required pursuant to this Section 7.2 and Sections 14.3(a) and (b).

Section 7.3 (b), (c) and (d) are amended in their entirety to provide as follows:

        Section 7.3  Repurchase of Limited Partner's Interest.

        (b) the Partnership shall fail to cause the Apartment Housing to be placed in service by May 1, 2003;

        (c) the Partnership shall fail to achieve 90% occupancy of the Apartment Housing by Qualified Tenants by March 1, 2004;

        (d) the Partnership shall fail to obtain Permanent Mortgage Commencement by March 1, 2004;

Section 7.4 (a) and (d) are amended in their entirety to provide as follows:

         Section 7.4   Adjustment of Capital Contributions.

        (a) The amounts of the Limited Partner's and the Special Limited Partner's Capital Contributions were determined in part upon the amount of Tax Credits that were expected to be available to the Partnership, and were based on the assumption that the Partnership would be eligible to claim, in the aggregate, the Projected Tax Credits. If the anticipated amounts of Projected


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Tax Credits to be allocated to the Limited  Partner and Special  Limited Partner
as evidenced by IRS Form 8609, Schedule A thereto, provided to the Limited Partner and Special Limited Partner are less than 99.99% of $2,663,160 for the LIHTC and $2,663,160 for the Georgia Credits (the new Projected Tax Credit amounts, if applicable, shall be referred to as the "Revised Projected Tax Credits") then the Limited Partner's and Special Limited Partner's Capital Contribution provided for in Section 7.2 and Section 7.5 respectively shall be adjusted by the amount which will make the total Capital Contribution to be paid by the Limited Partner and Special Limited Partner to the Partnership equal to the sum of $0.75 times the Revised Projected LIHTC plus $0.20 times the Revised Projected Georgia Credits amount so anticipated to be allocated to the Limited Partner and Special Limited Partner. If any Capital Contribution adjustment referenced in this Section 7.4(a) is a reduction which is greater than the remaining Capital Contribution to be paid by the Partner whose Capital Contribution is being adjusted, then the General Partner shall have ninety days from the date the General Partner receives notice from either the Limited Partner or the Special Limited Partner to pay the shortfall to the Partner whose Capital Contribution is being adjusted. If the Capital Contribution adjustment referenced in this Section 7.4(a) is an increase then the Partner whose Capital Contribution is being adjusted shall have ninety days from the date the Limited Partner and Special Limited Partner have received notice from the General Partner to pay the increase.

        (d) The General Partner has represented, in part, that the Limited Partner will receive Projected Annual Tax Credits of $188,602 (representing $94,301 each of LIHTC and Georgia Credits) in 2003 and $510,336 (representing $255,168 each of LIHTC and Georgia Credits) in 2004. In the event the 2003 or 2004 Actual Tax Credits are less than projected then the Limited Partner's Capital Contribution shall be reduced, by an amount equal to 75% times the difference between the Projected Annual LIHTC for 2003 or 2004 and the Actual LIHTC for 2003 or 2004, and by an amount equal to 20% times the difference between the Projected Annual Georgia Credits for 2003 or 2004 and the Actual Georgia Credits for 2003 or 2004. If the 2003 or 2004 Actual Tax Credits are less than projected, then the Special Limited Partner's Capital Contribution shall be reduced following the same equation referenced in the preceding sentence. If, at the time of determination thereof, the Capital Contribution adjustment referenced in this Section 7.4(d) is greater than the balance of the Limited Partner's or Special Limited Partner's Capital Contribution payment which is then due, if any, then the excess amount shall be paid by the General Partner to the Limited Partner and/or the Special Limited Partner within sixty days of the General Partner receiving notice of the reduction from the Limited Partner and/or the Special Limited Partner.

Section 8.3 is amended in its entirety to provide as follows:

         Section 8.3  Operating Deficit Reserve Account.

         The General Partner, on behalf of the Partnership, shall establish an operating reserve account and shall deposit thereunto $91,053. Funds from the operating deficit reserve will be used to fund Operating Deficits until the expiration of the Operating Deficit Guarantee Period. Withdrawals from the operating deficit reserve shall be made only with the Consent of the Special Limited Partner, which Consent shall not be unreasonably withheld.

Section 8.4 is amended in its entirety to provide as follows:


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

         Section 8.4  Other Reserves.

         The General Partner, on behalf of the Partnership, will deposit $100,000 of the capital contribution referenced in Section 7.2 (g) into an interest bearing Partnership account ("Operating Reserve"). Funds from the Operating Reserve can only be disbursed with the prior written approval of the General Partner and Special Limited Partner. Notwithstanding, if (a) the Partnership maintains an economic occupancy of 93% (based on the Partnership's Accountant's report approved by the Special Limited Partner) for 12 consecutive months following the funding of the Operating Reserve, and (b) no Operating Reserve funds have been utilized, then the Special Limited Partner will approve the disbursement of $50,000 ("Initial Release") of the Operating Reserve to the General Partner. In any event, the full $100,000 less funds used for project operations but including accrued interest will unconditionally be released to the General Partner at the end of 24 months from the time the capital contribution referenced in Section 7.2 (g) has been paid. Any funds not available to be disbursed to the General Partner by reason of having been used for project operations will be considered deferred development fee.

Section 13.2 (15), (16) and (17) are amended in their entirety to provide as follows:

         Section 13.2  Removal of General Partner.

                (15) failed to place the Apartment Housing in service by May 1, 2003;

                (16) failed to achieve 90% occupancy of the Low Income Units and 90% of the Market Rate Units by March 1, 2004;

                (17) failed to obtain Permanent Mortgage Commencement by March 1, 2004; or

         The Partnership shall be continued pursuant to the Act and on the same terms and conditions as set forth in the Amended and Restated Partnership Agreement amended only as specifically set forth herein.

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     IN WITNESS  WHEREOF,  this First  Amendment  to the  Amended  and  Restated
Agreement of Limited Partnership of Catoosa Senior Village, L.P., a Georgia limited partnership, is made and entered into as of May 20, 2002.

                                  GENERAL PARTNER:

                                  BC Holdings, LLC

                                  By: /s/ JERRY W. BRADEN
                                      Jerry W. Braden
                                      President

                                  Tift County Residential Housing Corporation

                                  By: /s/ DARRELL WIGGINS
                                      Darrell Wiggins
                                      Vice President

                                  LIMITED PARTNER:

                                  WNC Holding, LLC

                                  By:  WNC & ASSOCIATES, INC.,
                                       Managing Member

                                       By: /s/ DAVID N. SHAFER
                                           David N. Shafer,
                                           Executive Vice President

                                  SPECIAL LIMITED PARTNER:

                                  WNC Housing, L.P.

                                  By:  WNC & Associates, Inc.,
                                       General Partner

                                       By: /s/ DAVID N. SHAFER
                                           David N. Shafer,
                                           Executive Vice President








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